UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2016

GREAT BASIN SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520, Salt Lake City, UT

(Address of principal executive offices)

84111

(Zip code)

(801) 990-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

The Company will hold a special meeting of shareholders for the purposes of approving an increase in the number of authorized shares of the Company’s common stock and a reverse stock split of the Company’s issued and outstanding shares. In relation thereto, the Board of Directors of the Company has set November 7, 2016 as the record date for shareholders entitle to notice and to vote at the upcoming special meeting of shareholders.

Additional Information and Where to Find It

In connection with the Company’s solicitation of proxies in regards to the special meeting of shareholders of the Company to be called with respect to approving an increase in the number of authorized shares and a reverse stock split, the Company will file a proxy statement with the United States Securities and Exchange Commission (the “SEC”) in November 2016.

SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS DISTRIBUTED TO SHAREHOLDERS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

Shareholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Shareholders of the Company will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by email to Betsy Hartman at ir@gbscience.com, by telephone to 385.215.3372 or by mail to Great Basin Scientific Inc., c/o Betsy Hartman, 420 E. South Temple, Suite 520, Salt Lake City, UT 84111.

Great Basin and its directors and executive officers will be participants in the solicitation of proxies from the shareholders of Great Basin. Information about the directors and executive officers of Great Basin, including their shareholdings in Great Basin, is set forth under the headings “Management”, “Security Ownerhsip of Certain Beneficial Owners and Management” and “Certain Relationships and Related Person Transactions” in the Company’s registration statement on Form S-1 (333-213144), which was filed with the SEC on August 15, 2016. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed special meeting when it becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: November 3, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer